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                                             EXHIBIT 21

                                   SUBSIDIARIES OF THE REGISTRANT

Biogen Canada, Inc.                             Delaware
Bio Holding I, Inc.                             Delaware
Bio Holding II, Inc.                            Delaware
Biogen Realty Cooperation                       Massachusetts
Biogen Realty Limited Partnership               Massachusetts
Biogen U.S. Corporation                         Massachusetts
Biogen U.S. Limited Partnership                 Massachusetts
Biogen (RTP) Realty LLC                         Delaware
Biogen (Denmark) Manufacturing ApS              Denmark
Biogen Australia Pty Ltd                        Australia
Biogen Belgium S.A./N.V.                        Belgium
Biogen B.V.                                     The Netherlands
Biogen France S.A.                              France
Biogen Farmaceutica SL                          Spain
Biogen GmbH                                     Austria
Biogen GmbH                                     Germany
Biogen International B.V.                       The Netherlands
Biogen Investments, Ltd.                        Bermuda
Biogen Japan Ltd.                               Japan
Biogen Limited                                  United Kingdom
Biotech Manufacturing CV                        The Netherlands
Biotech Manufacturing Limited                   Channel Islands
Biogen Norway AS                                Norway
Biogen Sweden AB                                Sweden
Biogen Denmark A/S                              Denmark
Biogen Finland Oy                               Finland